UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 26, 2010

McGRATH RENTCORP
(Exact name of registrant as specified in its charter)

California	0-13292	94-2579843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Las Positas Road, Livermore, California	94551-7800
(Address of principal executive offices)	(Zip Code)

(925) 606-9200
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2010, the Board of Directors of McGrath RentCorp (the “Company”) created a new director position and elected M. Richard Smith to serve as a director of the Company.  Mr. Smith’s election brings the total membership of the Board of Directors to seven.  Mr. Smith will also serve on the Corporate Governance and Nominating Committee and the Compensation Committee.  As a non-employee director, Mr. Smith will receive compensation consistent with the compensation program for non-employee directors described in the Company’s proxy statement with respect to its Annual Meeting of Shareholders held on June 8, 2010, filed with the Securities and Exchange Commission on April 20, 2010.

A copy of the press release announcing Mr. Smith’s election to the Board of Directors is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 26, 2010, the Board of Directors of the Company amended Section 3.2 of its Amended and Restated Bylaws (the “Bylaws”) to increase the exact number of directors from six to seven, and has amended the Bylaws accordingly.

A copy of the amendment to the Bylaws is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

	3.1	Amendment to Section 3.2 of Amended and Restated Bylaws.

	99.1	Press Release dated July 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 30, 2010

McGRATH RENTCORP

/s/ Randle F. Rose
RANDLE F. ROSE
Senior Vice President and Chief Administrative Officer